UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2024

Orion Bliss Corp.
.(Exact name of registrant as specified in its charter)

Nevada	333-257326	98-1591444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ashdod, Kalonite 9-57 Israel	7724233
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (849) 859-3819

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common	COSG	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Former Independent Registered Public Accounting Firm

On May 10, 2024, BF Borgers CPA PC resigned as the independent accounting firm of Orion Bliss Corp. (the “Company”).

The audit reports of BF Borgers CPA PC on the Company’s financial statements as of and for the fiscal years ended April 30, 2022 and 2023 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years ended April 30, 2022 and 2023, the Company had no “disagreements” (as described in Item 304 (a)(1)(iv) of Regulation S-K) with BF Borgers CPA PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BF Borgers CPA PC, would have caused it to make reference in connection with its opinion to the subject matter of the disagreements.

During the Company’s two most recent fiscal years ended April 30, 2022 and 2023, there was no “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the instructions related thereto.

In accordance with Item 304(a)(3) of Regulation S-K, the Company furnished BF Borgers CPA PC with a copy of this Current Report on Form 8-K on May 14, 2024, providing BF Borgers CPA PC with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and if not, stating the respects in which it does not agree. Attached as Exhibit 16.1 is a copy of BF Borgers CPA PC’s letter addressed to the SEC relating to the statements made by the Company in this report.

New Independent Registered Public Accounting Firm

On May 14, 2024, the Audit Committee and the Board of Directors of the Company appointed Boladale Lawal and Co, Chartered Accountants as its new independent registered public accounting firm to audit and review the Company’s financial statements.

During the Company’s two most recent fiscal years ended April 30, 2022 and 2023, and for the subsequent interim period through the date hereof prior to the engagement of Boladale Lawal and Co, neither the Company nor anyone on its behalf consulted Boladale Lawal and Co regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or on the type of audit opinion that might be rendered on the consolidated financial statements of the Company, and neither a written report nor oral advice was provided to the Company that Boladale Lawal and Co concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item

First Aid/CPR Certified

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
No.	Description
16.1	Letter from CPA
104.1	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Bliss Corp.

Date: May 16, 2024	By:	/s/ Alexandra Solomovskaya
Alexandra Solomovskaya
Chief Executive Officer

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